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EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-89948 of Central Coast Bancorp on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP



Salinas, California
March 23, 1998